                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share


For the three months ended September 30,              1998            1997
                                                      ----            ----

Basic earnings per common share computation:

   Numerator:
     Net Income ..............................      $2,573,000      $2,858,000
   Denominator:
     Average common shares outstanding .......       3,735,872       3,732,695

  Basic earnings per common share ............      $     0.69      $     0.77

 Diluted earnings per common share
 Computation:

   Numerator:
     Net Income
   Denominator: ..............................      $2,573,000      $2,858,000
     Average common shares outstanding .......       3,732,695       3,735,872
       Dilutive stock options                            1,970              --

       Dilutive average common shares
       Outstanding ...........................       3,737,842       3,732,695
       Diluted earnings per common share .....      $      .69      $     0.77






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
                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share


For the nine months ended September 30,          1998            1997
                                                 ----            ----
Basic earnings per common share computation:

   Numerator:
     Net Income ........................      $ 7,503,000      $7,566,000
   Denominator:
     Average common shares outstanding .        3,735,872       3,732,695

  Basic earnings per common share

Diluted earnings per common share ......      $      2.01      $     2.03
Computation:

   Numerator:
     Net Income ........................      $ 3,503,000      $7,566,000
   Denominator:
     Average common shares outstanding..        3,735,872       3,732,695
       Dilutive stock options ..........            1,970              --

       Dilutive average common share
       Outstanding.......................      3,737,842       3,732,695
       Diluted earnings per common share.     $     2.01      $     2.03





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